CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

SECTION 906 CERTIFICATION

EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CHINA TIANFEIHONG WINE INC. (the "Company”) on Form 10-Q for the three months ended June 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Zhiliang Fang, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 14, 2013

/s/ Zhiliang Fang

__________________________________

Chief Executive Officer